UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 16, 2014

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana	59102
(Address of principal executive offices)	(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective April 15, 2014, Kevin Shiell, Vice President of Mining Operations, resigned from Stillwater Mining Company (the “Company”) to pursue other interests. In conjunction with his resignation and on that date, Mr. Shiell’s employment agreement was terminated, and the Company and Mr. Shiell entered into a Confidential Severance and General Release Agreement (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, (i) Mr. Shiell agreed to, among other things, a release in favor of the Company, confidentiality, non-competition and non-solicitation, and (ii) the Company agreed, among other things, to pay to Mr. Shiell severance in the amount of $878,000.00 to be paid out in 24 equal monthly installments commencing on August 1, 2014.

Mr. Shiell’s employment agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 12, 2014.

Item 1.02. Termination of a Material Definitive Agreement

The information contained in Item 1.01 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01 . Financial Statements and Exhibits

Exhibit No.	Description

99.1	Severance and General Release Agreement between the Company and Kevin G. Shiell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2014	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Severance and General Release Agreement between the Company and Kevin G. Shiell